Exhibit 10.22

EXECUTION COPY

FORM OF STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of December 21, 2009 by and between Limelight Networks, Inc., a Delaware corporation (“Parent”) and the undersigned Stockholder (the “Stockholder”) of EyeWonder, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Parent, the Company, Elvis Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub One”), Elvis Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), John Vincent, as stockholder representative and Deutsche Bank National Trust, as Escrow Agent have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, and as a single integrated transaction, the merger of Merger Sub One with and into the Company in accordance with the applicable provisions of the DGCL. As soon as practicable following the First Step Merger, Parent will cause the Company to merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving entity (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”).

WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of that number of shares of the outstanding capital stock of the Company, and the holder of options and warrants to purchase such number of shares of capital stock of the Company, in each case, as set forth on the signature page of this Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder and Parent shall execute and deliver a voting agreement (“Voting Agreement”) dated as of even date herewith.

WHEREAS, as a condition and inducement to the willingness of Parent, Merger Sub One and Merger Sub Two to enter into the Merger Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement and to execute the Stock Power attached hereto as Exhibit A.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

SECTION 1

SALE

1.1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Owned,” “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Securities Act.

(b) “Option Commencement Date” shall mean the earlier to occur of (i) such date and time as the Company shall have terminated the Merger Agreement pursuant to Sections 9.1(l) thereof or (ii) such date and time as the Stockholder shall have materially breached any of its obligations under the Voting Agreement.

(c) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d) “Shares” shall mean (i) all equity securities of the Company (including all shares of Company Common Stock, Company Preferred Stock and all Company Options, Company Warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date hereof, and (ii) all additional equity securities of the Company (including all additional shares of Company Common Stock, Company Preferred Stock and all additional Company Options, Company Warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Termination Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e) “Termination Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article IX (other than a termination pursuant to Sections 9.1(l) thereof), (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (iii) such date and time as the Closing shall have occurred.

(f) “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer, tender of or disposition of such Share or any interest therein.

1.2 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, from the Option Commencement Date until the Termination Date, Parent may exercise an option (the “Parent Option”) to purchase up to all of the Shares then Beneficially Owned by the Stockholder by delivering a Parent Option Notice in the form attached hereto as Exhibit B to the Company. If Parent shall deliver a Parent Option Notice, Parent shall purchase, and the Stockholder shall sell, that number of Shares set forth in the Parent Option Notice for the following consideration (collectively, the “Parent Option Consideration”):

(i) an amount in cash per share (the “Per Share Price”) that is equal to the portion of the Merger Consideration that would have been payable to the Stockholder at the closing of the Merger, assuming for this purpose that all of Revenue Shares and EBITDA Shares are paid in full and that the Final Adjusted Cash Consideration is equal to Sixty-Two Million Dollars ($62,000,000), for each share of Company Common Stock set forth in the Parent Option Notice;

(ii) the Per Share Price for each share of Company Series A Preferred Stock and Company Series B Preferred Stock set forth in the Parent Option Notice on an as-converted basis as if such shares had been converted into shares of Company Common Stock;

(iii) the Per Share Price less the applicable exercise price for each Company Option set forth in the Parent Option Notice; and

(iv) the Per Share Price less the applicable exercise price for each Company Warrant set forth in the Parent Option Notice.

(b) Within two Business Days following its receipt of the Parent Option Notice, the Stockholder shall exercise each Company Option set forth in the Parent Option Notice in accordance with the terms of the Company Stock Option Plan. Within two Business Days of its receipt of the Parent Option Notice, the Stockholder shall convert each Company Warrant into shares of Company Capital Stock in accordance with the applicable warrant agreement. From the date of this Agreement until the Termination Date, the Stockholder shall not exercise or convert any Company Options or Company Warrants pursuant to any cashless or net exercise provisions that may be applicable to such Company Options or Company Warrants (including for the avoidance of debt, Company Options or Company Warrants converted or exercised to satisfy the Stockholder’s obligations pursuant to the previous sentence).

SECTION 2

CLOSING DATE AND DELIVERY

2.1 Closing.

The purchase and sale of the Shares shall take place at a closing (which is referred to in this Agreement as a “Closing”). The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. local time on the date that is five (5) Business Days after the delivery of the Parent Option Notice; provided, however that, if the Closing would occur after the consummation of an Acquisition Proposal, the Closing shall occur on the Business Day prior to the consummation of an Acquisition Proposal.

2.2 Delivery. At the Closing, the Stockholder shall deliver to Parent the Company Stock Certificates representing the Shares against payment of the Parent Option Consideration, by wire transfer in accordance with the Stockholder’s instructions.

SECTION 3

TRANSFER OF SHARES

3.1 Transfer Restrictions. Until the Termination Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except by (i) selling already-owned Shares either to pay the exercise price upon the exercise of a Company Option or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Option, in each case as permitted by any Company Stock Option Plan or (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of the Stockholder’s immediate family or upon the death of the Stockholder or charitable organizations or in connection with, or solely for the purpose of, personal tax-planning, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect.

3.2 Transfer of Voting Rights. The Stockholder shall not deposit (or cause or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

SECTION 4

REPRESENTATION AND WARRANTIES OF THE STOCKHOLDER

4.1 Power; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement and the Stock Power, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

4.2 No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which the Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder.

4.3 Ownership of Shares. The Stockholder (i) is the sole beneficial owner of the shares of Company Capital Stock set forth on the signature page of this Agreement, all of which are free and clear of any liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws or arising hereunder), (ii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any securities of the Company other than the Shares and (iii) has not entered into any contract (written or otherwise) relating to the issuance, sale or transfer of the Shares.

4.4 Voting Power. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

4.5 No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder.

4.6 Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

SECTION 5

TERMINATION

From and after the Termination Date, this Agreement shall terminate and there shall be no liability or obligation on the part of Parent or the Stockholder; provided, however, that each party hereto shall remain liable for any breaches of this Agreement that occurred prior to its termination; and provided further, however, that, the provisions of Article VI (Miscellaneous) and this Article V (Termination) shall survive any termination of this Agreement pursuant to the terms of this Article V (Termination).

SECTION 6

MISCELLANEOUS

6.1 Fiduciary Duties. The parties acknowledge that this Agreement is entered into by the Stockholder in his, her or its capacity as owner of the Shares and that nothing in this Agreement shall in any way restrict or limit any director or officer of the Company from taking any action in his capacity as a director or officer of the Company that is necessary or appropriate for him to carry out his obligations as a director or officer of the Company, including, without limitation, participating in his capacity as such in any discussions or negotiations in accordance with Section 5.3 of the Merger Agreement. It is expressly understood and agreed by the parties hereto that, if the Stockholder is a Trustee of a Trust, (i) this Agreement is executed and delivered by the Stockholder not in his individual capacity but solely as Trustee of such Trust in the exercise of the power and authority conferred and vested in him as Trustee; (ii) each of the representations, undertakings and agreements made herein by a Trustee is made and intended not as a personal representation, undertaking and agreement of the Trustee but is made and intended for the purpose of binding the Trustee only in his capacity as trustee of such Trust; (iii) nothing contained herein shall be construed as creating any liability on the part of a Trustee, individually or personally, to perform any covenant of the Stockholder either expressed or implied contained herein other than in his capacity as trustee of such Trust and out of and to the extent of the assets of such Trust; and (iv) under no circumstances shall a Trustee be personally liable for the payment of any indebtedness or expense of such Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Stockholder under this Agreement, or otherwise, except out of and to the extent of the assets of such Trust and not out of the personal assets of such Trustee.

6.2 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such void or unenforceable provision.

6.3 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by operation of law or otherwise by either of the parties without prior written consent of the other.

6.4 Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

6.5 Specific Performance; Injunctive Relief. The parties hereto agree that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to Parent:

Limelight Networks, Inc.

2220 W. 14th Street

Tempe, AZ 85281

Attention: Philip C. Maynard,

                 Senior Vice President, Chief Legal Officer and Secretary

Telephone: 602-850-4815

Facsimile: 602-850-4915

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Mark Reinstra

Telephone: 650-320-4566

Facsimile: 650-493-6811

If to the Stockholder:

EyeWonder, Inc.

229 Peachtree Street NE

International Tower, Suite 1700

Atlanta, GA 30309

Attention: Jerome F. Connell, Jr.

Facsimile No.: (678) 623-0369

with a copy to:

Kilpatrick Stockton LLP

1100 Peachtree Street, NE

Suite 2800

Atlanta, GA 30309-4530

Attention: W. Benjamin Barkley

Facsimile No.: (404) 541-3121

6.7 Confidentiality. The Stockholder shall not issue any statement or communication to any third Person (other than their representatives that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefore, without the consent of Parent. Parent shall not issue any statement or communication to any third Person (other than its representatives that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefore, without first consulting the Stockholder, except that this restriction shall be subject to Parent’s and its Affiliates’ obligation to comply with applicable securities Laws and the rules of Nasdaq.

6.8 No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

6.9 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies hereunder.

6.10 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to agreements entered into and performed entirely in the State of Delaware by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

6.11 Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court in the State of Delaware and agrees that any action involving any equitable claim shall be brought exclusively in the Delaware Court of Chancery, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related hereto except in such courts.

6.12 Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.13 Entire Agreement. This Agreement and the Stock Power constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof.

6.14 Interpretation.

(a) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(b) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

6.15 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

6.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

6.17 No Obligation to Exercise Options or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any Company Option, Company Warrants or other right to acquire shares of Company Common Stock.

6.18 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

LIMELIGHT NETWORKS, INC.	STOCKHOLDER

By	By:

Name:	Name:

Title:	Name:

Shares beneficially owned as of the date hereof:

shares of Company Common Stock

shares of Company Series A Preferred Stock

shares of Company Series B Preferred Stock

shares of Company Common Stock issuable upon exercise of outstanding options shares of Company Common Stock issuable upon exercise of outstanding warrants

EXHIBIT A

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Purchase Agreement dated as of [—], 2009, the undersigned hereby sells, assigns and transfers unto                                         ,                                  the number of shares of Common Stock and/or Preferred Stock of EyeWonder, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number set forth below delivered herewith, and does hereby irrevocably constitute and appoint                      as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

	Number of Shares	Certificate Number

Common Stock

Series A Preferred Stock

Series B Preferred Stock

Dated:

(Signature)

(Print Name)

(Spouse’s Signature, if any)

(Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Stock Purchase Agreement between the above assignor and the above corporation, dated as of                     .

Instruction: Please do not fill in any blanks other than the signature and name lines.

EXHIBIT B

FORM OF PARENT OPTION NOTICE

Stockholder:

Limelight Networks, Inc. hereby exercises its option pursuant to the Stock Purchase Agreement entered by and between Limelight Networks, Inc. and Stockholder dated as of December 21, 2009 (the “Stock Purchase Agreement”) to purchase the number of shares of the Common Stock and/or Preferred Stock of EyeWonder, Inc. beneficially owned by you set forth below for the consideration set forth below, calculated in accordance with the Stock Purchase Agreement.

	Number of Shares	Per Share Consideration

Company Common Stock

Series A Preferred Stock

Series B Preferred Stock

Dated:

Limelight Networks, Inc.

By:

Name:

Title